Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-176233) pertaining to the 2011 Long-Term Incentive Plan of The Middleby Corporation,

(2)	Registration Statement (Form S-8 No. 333-162957) pertaining to the Turbochef Technologies 1994 Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-142588) pertaining to the 2007 Stock Incentive Plan of The Middleby Corporation and

(4)
Registration Statement (Form S-8 No. 333-128304) pertaining to the 1998 Stock Incentive Plan, 1989 Stock Incentive Plan, 2003 Directors’ Option Plan, 2000 Directors Option Plan, and 1996 Directors’ Option Plan of The Middleby Corporation;

of our reports dated February 28, 2018, with respect to the consolidated financial statements and schedule of the The Middleby Corporation and the effectiveness of internal control over financial reporting of the The Middleby Corporation, included in this Annual Report on Form 10-K of The Middleby Corporation for the year ended December 30, 2017.

/s/ Ernst & Young LLP
Chicago, Illinois
February 28, 2018